EXHIBIT 99.1

BLUE HOLDINGS, INC.

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Common Stock of Blue Holdings, Inc. (the “Company”):

Name of Optionee:	Glenn S. Palmer

Total Number of Shares Granted:	625,000

Type of Option:	Non-Qualified Stock Option

Exercise Price Per Share:	$1.40

Date of Grant:	July 24, 2007

Vesting Commencement Date:	July 24, 2007

Vesting Schedule:	1/5th on the Date of Grant and 1/5th thereafter on each six-month anniversary of the Date of Grant

Expiration Date:	July 23, 2017

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Blue Holdings, Inc. Stock Option Agreement which is attached to and made a part of this document.  Optionee hereby represents that both the Option and any shares acquired upon exercise of the Option have been or will be acquired for investment for his own account and not with a view to or for sale in connection with any distribution or resale of the security.

OPTIONEE:		BLUE HOLDINGS, INC.:

By:	/s/ Glenn S. Palmer	By:	/s/ Larry Jacobs
	Glenn S. Palmer	Name:	Larry Jacobs
		Title:	Chief Financial Officer

1

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE OPTION AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

BLUE HOLDINGS, INC.
STOCK OPTION AGREEMENT

SECTION 1:  GRANT OF OPTION

On the terms and conditions set forth in the Notice of Stock Option Grant  to which this Stock Option Agreement (“Agreement”) is attached and this Agreement, the Company grants to the individual named in the Notice of Stock Option Grant (the “Optionee”) the option to purchase at the exercise price specified in the Notice of Stock Option Grant (the “Exercise Price”) the number of shares of the Company’s common stock (the “Shares”) set forth in the Notice of Stock Option Grant. This option is intended to a non-qualified stock option, as provided in the Notice of Stock Option Grant.

SECTION 2:  RIGHT TO EXERCISE

Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant, notwithstanding the vesting provisions identified therein.

SECTION 3:  NO TRANSFER OR ASSIGNMENT OF OPTION

Except as provided herein, an Optionee may not assign, sell or transfer the option, in whole or in part, other than by will or by operation of the laws of descent and distribution.  The Board of Directors of the Company (the “Administrator”), in its sole discretion may permit the transfer of this option to affiliates (as defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”)) of the Optionee (a “Permitted Transferee”).  A transfer permitted under Section 3 hereof may be made only upon written notice to and approval thereof by the Administrator.  A Permitted Transferee may not further assign, sell or transfer the transferred option, in whole or in part, other than by will or by operation of the laws of descent and distribution.  A Permitted Transferee shall agree in writing to be bound by the provisions of this Agreement.

SECTION 4:  EXERCISE PROCEDURES

4.1    Notice of Exercise.  The Optionee or the Optionee’s representative may exercise this option by delivering a written notice in the form of Exhibit A attached hereto (“Notice of Exercise”) to the Company in the manner specified pursuant to Section 10.4 hereof.  Such Notice of Exercise shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment, which must comply with Section 5.  The Notice of Exercise shall be signed by the person who is entitled to exercise this option.  In the event that this option is to be exercised by the Optionee’s representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.

4.2           Issuance of Shares.  After receiving a proper Notice of Exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

4.3           Withholding Taxes.  In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.  The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 5:  PAYMENT FOR STOCK

5.1           General Rule.  The entire Exercise Price of Shares issued under this Agreement shall be payable in full by cash or check for an amount equal to the aggregate Exercise Price for the number of shares being purchased.  Alternatively, in the sole discretion of the Administrator and upon such terms as the Administrator shall approve, the Exercise Price may be paid by:

5.1.1    Cashless Exercise. A copy of instructions to a broker directing such broker to sell the Shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option (“Cashless Exercise”);

5.1.2    Stock-For-Stock Exercise. Paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value (as defined below) on the date of delivery equal to the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised (“Stock-for-Stock Exercise”); or

5.1.3    Attestation Exercise. By a stock for stock exercise by means of attestation whereby the Optionee identifies for delivery specific Shares already owned by Optionee and receives a number of Shares equal to the difference between the Option Shares thereby exercised and the identified attestation Shares (“Attestation Exercise”).

5.2           Fair Market Value.  “Fair Market Value” shall mean the fair market value of a Share, determined as follows: (i) by calculating the value weighted average trading price of the Company’s common stock, as quoted on the NASDAQ Capital Market, or any other applicable trading market, for the twenty (20) consecutive trading days immediately preceding the date of delivery; or (ii) in the absence of an established market for the Company’s common stock, the Fair Market Value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

5.3           Withholding Payment.  The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of this option.  The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) Cashless Exercise or Attestation Exercise; (ii) Stock-for-Stock Exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock Withholding”); or (iv) a combination of one or more of the foregoing payment methods.  The Fair Market Value of the number of shares subject to Stock Withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

5.4           Promissory Note.  The Administrator, in its sole discretion, upon such terms as the Administrator shall approve, may permit all or a portion of the Exercise Price of Shares issued under the Plan to be paid with a full-recourse promissory note; provided, however, that payment of any portion of the Exercise Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the Securities and Exchange Commission and any other governmental agency having jurisdiction.  However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents.  The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  Subject to the foregoing, the Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

5.5           Exercise/Pledge.  In the discretion of the Administrator, upon such terms as the Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Administrator) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 6:  TERM AND EXPIRATION

6.1           Basic Term.  This option shall expire and shall not be exercisable after the expiration of the earliest of (i) the Expiration Date specified in the Notice of Stock Option Grant, (ii) the Expiration Date in the event the Optionee’s Service with the Company and its Subsidiaries terminates for any reason other than death, Disability, Cause or voluntarily by the Optionee with good reason, (iii) one year after the date the Optionee’s Service with the Company and its Subsidiaries terminates if such termination is a result of death or Disability, (iv) three months after the date the Optionee’s Service with the Company and its Subsidiaries terminates if the Optionee’s Service is voluntarily terminated by the Optionee without good reason and (v) if the Optionee’s Service with the Company and its Subsidiaries terminates for Cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination.  Outstanding Options that are not vested at the time of termination of employment for any reason shall expire at the close of business on the date of such termination.  The Administrator shall have the sole discretion to determine when this option is to expire. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, to the extent required by applicable law.  To the extent applicable law does not require such a leave to be deemed to continue while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

6.2           Exercise After Death.  All or part of this option may be exercised at any time before its expiration under Section 6.1 above by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become vested before the Optionee’s death. When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet vested.

SECTION 7:  LEGALITY OF INITIAL ISSUANCE

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

7.1           It and the Optionee have taken any actions required to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”) or to perfect an exemption from the registration requirements thereof;

7.2           Any applicable listing requirement of any stock exchange on which the Company’s common stock is listed has been satisfied; and

7.3           Any other applicable provision of state or federal law has been satisfied.

SECTION 8:  REGISTRATION RIGHTS

No later than six (6) months from the date hereof, the Company shall register or qualify the resale of the Shares issuable upon exercise of this Option under the Securities Act or any other applicable law.

SECTION 9:  RESTRICTIONS ON TRANSFER

9.1           Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

9.2           Market Stand-Off.  In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act (a “Public Offering”), the Optionee shall not transfer for value any shares of the Company’s common stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”).  The Market Stand-off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, which period shall not exceed ninety (90) days.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.

9.3           Investment Intent at Grant.  The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

9.4           Investment Intent at Exercise.  In the event that the sale of Shares under the Agreement is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

9.5           Legends.  Certificates evidencing Shares purchased under this Agreement in an unregistered transaction may bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

9.6           Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement no longer is required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

9.7           Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Optionee and all other persons.

SECTION 10:  MISCELLANEOUS PROVISIONS

10.1           Rights as a Stockholder.  Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to Section 4 and Section 5 hereof.

10.2           Adjustments.  If there is any change in the number of outstanding shares of the Company’s common stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares subject to this option and (ii) the Exercise Price of this option, in effect prior to such change, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of the Company’s common stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

10.3           No Retention Rights.  Nothing in this Agreement shall confer upon the Optionee any right to continued employment by the Company or any of its affiliates for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without Cause.

10.4           Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Optionee at the address set forth in the records of the Company.  Notice shall be addressed to the Company at:

Blue Holdings, Inc.
5804 East Slauson Avenue
Commerce, California 90040

10.5           Entire Agreement.  The Notice of Stock Option Grant and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

10.6           Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

10.7           Attorneys’ Fees.  In the event that any action, suit or proceeding is instituted upon any breach of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party’s costs and expenses, including attorneys’ fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom).  As used in this Agreement, “attorneys’ fees” shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of the Option)

Blue Holdings, Inc.
5804 East Slauson Avenue
Commerce, Calfiornia 90040

The undersigned, the holder of the enclosed Stock Option Agreement, hereby irrevocably elects to exercise the purchase rights represented by the option and to purchase thereunder ______* shares of Common Stock of Blue Holdings, Inc. (the “Company”). Payment shall take the form of (check applicable box):

☐	$_______ in lawful money of the United States of America enclosed herewith; and/or

☐	irrevocable instructions to a broker directing such broker to sell the shares for which the option is exercised, and to remit to the Company the aggregate exercise price of such option.

Dated:

YOUR STOCK MAY BE SUBJECT TO RESTRICTIONS AND FORFEITABLE UNDER THE NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT

(Signature must conform in all respects to name of holder as specified on the face of the Option)

(Please Print Name)

(Address)

*
Insert here the number of shares called for on the face of the Option, or, in the case of a partial exercise, the number of shares being exercised, in either case without making any adjustment for additional Common Stock of the Company, other securities or property that, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.